EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 170 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 002-22019) of my opinion dated May 1, 2014, which was filed as Exhibit (i) to Post-Effective Amendment No. 162.

/s/ David D. Barr
David D. Barr, Esq.

October 29, 2014

Boston, Massachusetts

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